                            ASSET PURCHASE AGREEMENT

                                 by and between

                                 FANSTEEL INC.,

                                   as Seller,

                                       and

                              WHITESELL CORPORATION

                                  as Purchaser

                          Dated as of December 30, 2004

                                       i

                                       ii

                                                                                                               Page
                                                                                                               ----

SCHEDULES TO TO BE DELIVERED TO WHITESELL
-----------------------------------------

Schedule 2.1(a)      -    Machinery and Equipment
Schedule 2.1(f)      -    Machinery and Equipment Contracts
Schedule 2.1(g)      -    Customer Contracts
Schedule 2.1(h)      -    Supplier Contracts
Schedule 2.1(k)      -    Intellectual Property Contracts
Schedule 2.1(l)      -    Prepaid Expense Items
Schedule 2.1(p)      -    Secured Claim Assets
Schedule 2.2(b)      -    Fixtures and Appurtenances
Schedule 2.3         -    Post-Signing Purchased Contracts
Schedule 3.2         -    Estimate of Limited Assumed Liabilities
Schedule 3.5         -    Purchase Price Allocation
Schedule 4.7(e)      -    Required Filings of Fansteel
Schedule 5.2         -    Liens Being Paid Off
Schedule 5.5         -    Litigation
Schedule 5.6         -    Consents
Schedule 5.7         -    Conflicts
Schedule 5.14(a)     -    Contracts
Schedule 5.14(b)     -    Purchased Contracts
Schedule 5.15(a)     -    Union Issues
Schedule 5.16        -    No Changes
Schedule 5.17        -    Customer Exceptions
Schedule 5.18        -    Supplier Exceptions
Schedule 5.19        -    Benefit Plans Issues
Schedule 5.21        -    Environmental Issues
Schedule 10.16       -    Lock Boxes

APPENDICES
----------

Appendix I        -        Certain Definitions

EXHIBITS
--------

Exhibit A         -        List of Specified Employees
Exhibit B         -        Form of Confidentiality Agreement
Exhibit C         -        Form of Washington Facility Lease

                                      iii

                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT ("Agreement") is made and entered into this
30th day of December 2004 by and among Fansteel Inc., a Delaware corporation
("Fansteel"), and Whitesell Corporation ("Whitesell").

                                    RECITALS

     A. WHEREAS, Fansteel, among other things, operates a certain division known as Washington Manufacturing (the "Washington Division");

     B. WHEREAS, the Washington Division is engaged in the business of the manufacture, distribution and sale of engineered and custom wire forms and component parts (the "Business"); and

     C. WHEREAS, Fansteel desires to sell, transfer and assign to Whitesell, and
Whitesell desires to purchase from Fansteel, the Purchased Assets (as defined below) for consideration comprised of cash and the assumption of certain limited liabilities referred to hereafter as the "Limited Assumed Liabilities" (as further defined below), all as herein provided and on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINED TERMS
                                  -------------

     1.1 Defined Terms. For the purposes of this Agreement, certain defined terms shall have meanings set forth in Appendix I.

     1.2 Other Definitional and Interpretive Matters. Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply:

         1.2.1. Gender and Number. Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

         1.2.2. Headings. The provisions of the Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any "Section" are to the corresponding Section of this
Agreement unless otherwise specified.

         1.2.3. Herein. The words such as "herein," "hereinafter," "hereof," and
"hereunder" refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

         1.2.4. Including. The word "including" or any variation thereof means
"including, without limitation" and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

         1.2.5. Knowledge. The phrase "Knowledge of Fansteel" (or words of similar import) shall mean the actual knowledge, after reasonable inquiry, of
(i) Fansteel's Chief Executive Officer and Chief Financial Officer, (ii) Cass
Suwinski, (iii) Matt Smith, solely with respect to the financial condition and financial and accounting records of the Washington Division, and (iv) Jonathan
Jackson, solely with respect to (x) compliance with Environmental Laws and (y)
the representations and warranties made pursuant to Section 5.21.

         1.2.6. Exhibits. The Exhibits attached to this Agreement shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

         1.2.7. Schedules. The Schedules attached to this Agreement, or otherwise delivered by Fansteel to Whitesell on or after the date hereof (and identified as a Schedule delivered pursuant to this Agreement), shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

                                   ARTICLE II

                         PURCHASE AND SALE OF THE ASSETS
                         -------------------------------

     2.1 Purchased Assets. On and subject to the terms and conditions of this
Agreement, at the Closing, Fansteel shall sell, convey, transfer, assign and deliver to Whitesell, and Whitesell shall purchase from Fansteel, free and clear of all Liens, other than the Limited Assumed Liabilities, the Permitted Liens, and the Liens Being Paid Off (which shall be released upon the occurrence of the
Required Closing Payment), all of Fansteel's right, title and interest in and to the following assets (other than the Excluded Assets), all as shall exist at the
Closing (collectively, the "Purchased Assets"):

                    (a) the machinery, equipment, tooling, spare parts, office equipment, computers, telephone system, and supplies listed on Schedule 2.1(a), whether or not located at the Washington Facility (the "Machinery and
Equipment");

                    (b) all raw material owned by the Washington Division,
whether or not located at the Washington Facility, but only to the extent such raw material is (i) neither rusted, damaged nor obsolete (in each case within the general meaning of such term in the industry in which the Business is conducted) and (ii) required for the manufacture by the Washington Division of
(x) products sold by it in the operation of the Business prior to the Closing or
(y) products that support orders and web-based schedules under agreed upon terms from customers of the Business in the ordinary course of the Business
(collectively, the "Raw Material Items");

                    (c) all work-in-process owned by the Washington Division,
whether or not located at the Washington Facility, but only to the extent such work-in-process is part of the manufacture by the Washington Division of (x)
products sold by it in the operation of

the Business required by a customer under a purchase order prior to the Closing or (y) products that support releases and web-based schedules under agreed upon terms from customers of the Business in the ordinary course of the Business
(collectively, the "Work-In-Process Items");

                    (d) all finished goods owned by the Washington Division,
whether or not located at the Washington Facility, but only to the extent such finished goods are (i) neither rusted, damaged nor obsolete (in each case within the general meaning of such term in the industry in which the Business is conducted) and (ii) consist of products of a type either (x) sold by it in the operation of the Business in the last 3 months prior to the Closing or (y)
products that support releases and web-based schedules under agreed upon terms from customers of the Business in the ordinary course of the Business, including items identified as spare and service parts held for up to two years projected quantity for existing customers (collectively, the "Finished Goods Items");

                    (e) all accounts receivable of the Washington Division from
Third Party customers, employees, or others arising out of the operation of the
Business (collectively, the "Receivables");

                    (f) all of the interest of, and all of the rights and
benefits accruing to, the Washington Division, in its capacity as purchaser, lessee or licensee, under (x) all Contracts with respect to the Machinery and
Equipment set forth on Schedule 2.1(f) and (y) in the case of any Machinery and
Equipment that constitutes a Purchased Secured Claim Asset, the Secured Claim
Document with respect to such Machinery and Equipment (such items in clauses (x)
and (y), the "Machinery and Equipment Contracts"), subject to the limitations set forth in Section 2.3;

                    (g) all of the rights and benefits accruing to the
Washington Division under all Contracts of the Washington Division with Third
Party customers either (i) set forth on Schedule 2.1(g) or (ii) entered into on or after the date hereof, in each case subject to the limitations set forth in
Section 2.3 (collectively, "Customer Contracts");

                    (h) all of the rights and benefits accruing to the
Washington Division under all Contracts of the Washington Division with Third
Party suppliers either (i) set forth on Schedule 2.1(h) or (ii) entered into on or after the date hereof, in each case subject to the limitations set forth in
Section 2.3 (the "Supplier Contracts");

                    (i) all written customer lists and historical sales data
owned by the Washington Division and related to the Business;

                    (j) all written product specifications owned by the
Washington Division and which relate to products sold by it in the operation of the Business;

                    (k) all Intellectual Property of the Washington Division
(including Intellectual Property Contracts either (i) set forth on Schedule
2.1(k) or (ii) entered into on or after the date hereof) related solely to the
Business, in each case subject to the limitations set forth in Section 2.3;

                    (l) all prepaid expenses of the Washington Division,
including employee compensation, utility payments, lease and rental payments, and unbilled charges and deposits but excluding insurance premium payments, related solely to the conduct of the Business which are listed on Schedule
2.1(l) (collectively, the "Prepaid Expense Items");

                    (m) the Washington CBA (together with the Machinery and
Equipment Contracts, Customer Contracts, Supplier Contracts, and Intellectual
Property Contracts, in each case subject to the limitations set forth in Section
2.3, the "Purchased Contracts");

                    (n) the corporate and trade names "Washington", "Washington
Manufacturing", "Washington Manufacturing" and all variations thereof to the extent that such variations refer to the "Washington", "Washington
Manufacturing", or "Washington Manufacturing" name;

                    (o) the Records;

                    (p) the machinery, equipment, software and other items (if any) listed on Schedule 2.1(p) (each, a "Secured Claim Asset", and, to the extent acquired by Whitesell pursuant to this Section 2.1(p), a "Purchased
Secured Claim Asset"), in each case only if either (1) the Secured Claim
Obligation related to such Secured Claim Asset has been satisfied or extinguished (and Fansteel has provided written notice thereof to Whitesell at least two Business Days prior to the Closing Date), or (2) (A) Whitesell agrees, by written notice to Fansteel at least one Business Day prior to the Closing, to acquire such Secured Claim Asset (and to assume the Secured Claim Obligation related thereto pursuant to Section 3.2), and (B) the holder(s) of the Secured
Claim Lien(s) on such Secured Claim Asset, at or prior to the Closing, (i)
consent to the assignment by Fansteel to Whitesell of such Secured Claim Asset and the assumption by Whitesell of the Secured Claim Obligation related to such
Secured Claim Asset and (ii) release Fansteel from any post-Closing Liability in respect of such Secured Claim Obligation;

                    (q) all transferable approvals, authorizations,
certifications, consents, variances, permissions, licenses, registrations and permits to or from, or filings, notices or recordings to or with, federal, state and local governmental authorities as held or effected by Fansteel in connection with the Business or the Purchased Assets; and

                    (r) all other assets or properties, located in Washington,
Iowa, used or useful in conducting the Business, and not expressly described as
"Excluded Assets" in Section 2.2.

     2.2 Excluded Assets. Anything contained in Section 2.1 or elsewhere herein to the contrary notwithstanding, the Purchased Assets shall exclude the following assets and rights of Fansteel (collectively, the "Excluded Assets"):

                    (a) the proceeds of the Purchase Price (as hereinafter
     defined) and Fansteel's other rights under this Agreement and all documents and instruments executed in connection with this Agreement;

                    (b) all real property interests of the Washington Division in the Washington Facility, and all fixtures and appurtenances, which are not Machinery and Equipment and are listed on Schedule 2.2, located within the bounds of the Washington Facility;

                    (c) the corporate and trade name "Fansteel" and all
     variations thereof;

                    (d) any inter-company or intra-corporate receivables of the
     Business;

                    (e) all contracts, purchase orders, supply agreements, and other arrangements which are not Purchased Contracts;

                    (f) all Raw Material Items, Work-In-Process Items, and
     Finished Goods Items not purchased by Whitesell;

                    (g) all bank accounts (subject to the provisions of Section
     10.16), cash (including cash in bank accounts), cash equivalents and short term investments of the Washington Division; and

                    (h) the registered mark "Fansteel Washington Manufacturing"
     (the "Retained Mark") (subject to the provisions of Section 7.4).

     2.3 Certain Contracts, Licenses, and Intellectual Property. Notwithstanding
any other provision of this Agreement to the contrary, to the extent that the assignment by Fansteel to Whitesell of any Purchased Contract, governmental license or registration, or Intellectual Property to be assigned hereunder shall require the consent or approval of another party thereto, this Agreement shall not constitute an assignment or attempted assignment thereof or an assumption by
Whitesell of any of Fansteel's obligations thereunder if such assignment or attempted assignment would, without the consent of such other party, invalidate or constitute a breach thereof. Fansteel shall use its commercially reasonable efforts at its cost to obtain the written consent or approval to the assignment to Whitesell of each such Purchased Contract, governmental license or registration, or Intellectual Property with respect to which such consent is required for such assignment. Until such consent or approval is obtained, each
Party agrees to cooperate with the other Parties in any reasonable arrangement necessary or desirable to provide to Whitesell the benefits of each such
Purchased Contract, governmental license or registration, or Intellectual
Property (subject to the assumption by Whitesell of Fansteel's obligations thereunder in manner and scope consistent with Section 3.2). Furthermore, no
Purchased Contract entered into by the Washington Division on or after the date hereof will be deemed to have been assigned to Whitesell pursuant to Section 2.1 and in fact constitute a "Purchased Contract" for purposes of this Agreement, unless either (i) such Contract was entered into by the Washington Division in the ordinary course of the Business and does not contain a delivery date commitment by the Washington Division beyond the 120-day anniversary of the
Closing Date or (ii) Whitesell specifically agrees, in a writing delivered to
Fansteel at least one Business Day prior to the Closing, to accept such
Contract. At the Closing, Fansteel shall deliver to Whitesell a document, which shall include a statement that such document constitutes Schedule 2.3 to this

Agreement, listing all of the Contracts entered into by the Washington Division on or after the date hereof that constitute "Purchased Contracts" within the meaning of the prior sentence.

     2.4 Power of Attorney; Right of Endorsement, Etc. Effective as of the
Closing, Fansteel hereby constitutes and appoints Whitesell, and its successors and assigns, the true and lawful attorney of Fansteel with full power of substitution, in the name of Fansteel or the name of Whitesell, on behalf of and for the benefit of Whitesell, (a) to collect all Purchased Assets, (b) to endorse, without recourse, checks, notes and other instruments in connection with the Business and attributable to the Purchased Assets, (c) to institute and prosecute all proceedings which Whitesell may deem proper in order to collect, assert or enforce any claim, right or title in or to the Purchased Assets, (d)
to defend and compromise all actions, suits or proceedings with respect to any of the Purchased Assets, and (e) to do all such reasonable acts and things with respect to the Purchased Assets as Whitesell may deem advisable, subject to the consent of Fansteel, which consent shall not be unreasonably withheld.

                                  ARTICLE III

                                 PURCHASE PRICE
                                 --------------

     3.1 Purchase Price and Related Matters.

         3.1.1. Purchase Price. In consideration for the Purchased Assets,
Whitesell shall pay an aggregate purchase price (the "Purchase Price") equal to a combination of (i) an amount in cash (the "Cash Purchase Price") equal to the sum of (a) $1,150,000, plus (b) the gross book value of the Receivables, adjusted downward by a reserve (the "Receivables Reserve") as of the Closing
Date (which shall be determined after the Closing pursuant to Section 3.1.5 and in accordance with GAAP consistently applied), but not to exceed $70,000 in the aggregate, for Receivables which are not collectible within 60 days of the
Closing Date, plus (c) the sum of the prices invoiced by vendors to the Business for the Raw Material Items, based on the vendor invoices upon which Fansteel purchased the Raw Material for the Business prior to the Closing, plus (d) the sum of the Specified WIP Values of the Work-In-Process Items (with the
"Specified WIP Value" of each Work-In-Process Item being equal to the lesser of
(A) the actual cost of such Work-In-Process Item to the Business (taking into account allocable overheads and fixed costs of Fansteel) and (B) eighty percent
(80%) of the latest prevailing selling price of the Washington Division for the
Finished Goods Item related to such Work-In-Process Item prior to the Closing), plus (e) the sum of the Specified FG Values of the Finished Goods Items (with the "Specified FG Value" of each Finished Goods Item being equal to the lesser of (A) the latest standard book cost to the Business for such Finished Goods
Item and (B) ninety-five percent (95%) of the latest prevailing bona fide selling price if in an open purchase order or web-based release from a customer of the Washington Division or if invoiced during the last 3 months prior to the
Closing), plus (f) the unamortized balance of the Prepaid Expense Items, having transferable value and benefit to Whitesell, on the books and records of the
Business, minus (g) the value (determined in accordance with GAAP consistently applied) of the Limited Assumed Liabilities, and (ii) as more fully set forth in
Section 3.2, the assumption by Whitesell of all of the Limited Assumed
Liabilities (and the discharge or performance by Whitesell of the Limited
Assumed Liabilities when due in accordance with the terms thereof).

         3.1.2. [intentionally deleted]

         3.1.3. Estimated Cash Purchase Price. Not more than five (5) Business
Days nor less than two (2) Business Days prior to the Closing, Fansteel shall deliver to Whitesell in writing a reasonable, good faith estimate (the "Estimate
Certificate") of the Cash Purchase Price determined in accordance with Section
3.1.1 (but without regard for any Receivables Reserve, which shall be determined after the Closing pursuant to Section 3.1.5) and using the most recent financial information available (the "Estimated Cash Purchase Price"), including the details for such estimate, with such details to include an estimate of each component thereof, as specified in the definition of "Cash Purchase Price". The
Estimated Cash Purchase Price shall be prepared, to the extent applicable, in accordance with GAAP consistently applied from period to period and shall not exceed $2,000,000.

         3.1.4. Cash Payments At or Before Closing.

               (a) Payment of the Estimated Cash Purchase Price. On the Closing
Date, Whitesell shall pay the Estimated Cash Purchase Price less the amount of
$200,000 (the "Cash Holdback"), by wire transfer of immediately available U.S.
funds in accordance with the written payment instructions furnished by Fansteel to Whitesell prior to the Closing Date (the "Fansteel Payment Instructions").
Such wire transfer shall be initiated by Whitesell no later than 10:00 am.,
Washington, Iowa, time, on the Closing Date.

         3.1.5. Post-Closing Adjustment.

               (a) Closing Statement. Whitesell shall prepare and deliver to
Fansteel, not later than sixty (60) days after the Closing, a statement and calculation ("Closing Statement") of the Cash Purchase Price, including the details for such calculation, with such details to include a calculation of each component thereof, as specified in the definition of "Cash Purchase Price"
(including the amount of any Receivables Reserve). The Closing Statement shall be prepared, to the extent applicable, in accordance with GAAP consistently applied from period to period. Fansteel shall cooperate (at its expense), and shall cause its accountants and representatives to cooperate (at Fansteel's reasonable expense), with Whitesell and its accountants, representatives and employees in the preparation of the Closing Statement.

               (b) Objections. Within thirty (30) days following Fansteel's receipt of the Closing Statement, Fansteel shall notify Whitesell in writing of any objections that Fansteel may have to the Closing Statement, stating in reasonable detail the permissible grounds for any such objection (an "Objection
Notice"); provided that the only permissible grounds for any such objection shall be Whitesell's non-compliance with the standards set forth in this Section
3.1.5 for the preparation of the Closing Statement. If Fansteel fails to deliver an Objection Notice to Whitesell within such thirty (30) day period, Fansteel shall be deemed to have accepted the Closing Statement and the calculation of the Cash Purchase Price delivered by Whitesell, which shall be final, binding and conclusive for all purposes hereunder. During such thirty (30) day period, and thereafter until all matters in all Objection Notices are resolved,
Whitesell shall afford to Fansteel and its representatives reasonable access during regular business hours to all of Whitesell's management and books, documents and records that relate to

the Business and are necessary or desirable for purposes of Fansteel's review of the Closing Statement (and permit Fansteel to copy such items for purposes of resolution of such matters).

               (c) Dispute Resolution. If Fansteel timely delivers an Objection
Notice to Whitesell in accordance with Section 3.1.5(b), Fansteel and Whitesell shall promptly consult with each other in good faith and exercise reasonable efforts to attempt to resolve differences in their respective analyses of the
Closing Statement within twenty (20) days after Fansteel delivers the Objection
Notice (or such longer period as the parties shall mutually agree). Any matter not specifically referenced in the Objection Notice shall be conclusively deemed to have been agreed upon by the parties. If the parties are unable to resolve their differences within such twenty (20) day period (or such longer period as the parties shall mutually agree), the matter shall be promptly referred to a mutually agreed upon Independent Accounting Firm, which shall make its own determination of the matters in dispute within fifteen (15) days after the matter is referred to it, based solely on the information submitted by Fansteel and Whitesell and based solely on the matters in dispute on the standards set forth above in Section 3.1.5(a) and Section 3.1.5(b). The determination of the
Independent Accounting Firm shall be final, binding and conclusive on the parties.

               (d) Fees and Expenses. Each party shall bear its own fees and expenses incurred in connection with enforcing its rights and/or satisfying its obligations under this Section 3.1.5. If the Independent Accounting Firm is used to resolve differences between Fansteel and Whitesell in accordance with Section
3.1.5(c), all fees and expenses, including any retainers, of the Independent
Accounting Firm: (i) shall be borne by Fansteel in the proportion that the aggregate dollar amount of such disputed items so submitted that are unsuccessfully disputed by Fansteel (as finally determined by the Independent
Accounting Firm) bears to the aggregate dollar amount of such items so submitted and (ii) shall be borne by Whitesell in the proportion that the aggregate dollar amount of such disputed items so submitted that are successfully disputed by
Fansteel(as finally determined by the Independent Accounting Firm) bears to the aggregate dollar amount of such items so submitted.

               (e) Payment of Adjustment. Within five (5) Business Days after the final determination of the Cash Purchase Price pursuant to Section 3.1.5 (b)
or (c):

                    (i) if (x) the Cash Purchase Price (as finally determined
         pursuant to Section 3.1.5(b) or (c)) is greater than (y) the amount equal to (A) the Estimated Cash Purchase Price minus (B) the amount of the Cash Holdback, then Whitesell shall deliver to Fansteel, by wire transfer of immediately available funds to the account or accounts specified by Fansteel in writing, an amount equal to the excess of the amount referred to in clause (x) above over the amount referred to in clause (y) above; and

                    (ii) if (x) the Cash Purchase Price (as finally determined pursuant to Section 3.1.5(b) or (c)) is less than (y) the amount equal to (A) the Estimated Cash Purchase Price minus (B) the amount of the
         Cash Holdback, then Fansteel shall deliver to Whitesell, by wire transfer of immediately available funds to the account or accounts specified by Whitesell in writing, an amount

         equal to the excess of the amount referred to in clause (y) above over the amount referred to in clause (x) above.

     3.2 Limited Assumed Liabilities. On and subject to the terms and conditions of this Agreement, at the Closing, Whitesell will assume, discharge or perform when due in accordance with the terms thereof, the following Liabilities of the
Business (the "Limited Assumed Liabilities") :

         (a) all trade accounts payable of the Business to Third Parties that are properly accrued and recorded on the books of the Business as of the
Closing, but not including any accounts payable arising prior to the Closing outside of the ordinary course of the Business, or which relate to any Funded
Indebtedness arising or existing prior to the Closing;

         (b) all property, ad valorem and other similar taxes levied by local and state governmental authorities on the personal and real property which comprises the Purchased Assets that are properly accrued and recorded on the books of the Business as of the Closing (the "Assumed Taxes");

         (c) all sales, use and other similar taxes due in the ordinary course of the Business as a consequence of commercial transactions of the Business that are properly accrued and recorded on books of the Business as of the Closing;

         (d) the Liabilities of the Business arising or to be performed on or after the Closing under the Purchased Contracts other than as a result of
Fansteel's pre-Closing breach or default under the Purchased Contracts; and

         (e) to the extent that a Secured Claim Asset constitutes a Purchased
Asset, the Secured Claim Obligation (if any) related to such Secured Claim
Asset.

     Limited Assumed Liabilities that are monetary obligations are specified in detail, by type, on Schedule 3.2, using estimates where final numbers are not available. Any other liabilities not listed shall be retained by and remain the responsibility of Fansteel as Retained Liabilities under Section 3.3. As finally determined pursuant to Section 3.1.5, in no event shall the aggregate value of the Limited Assumed Liabilities referred to in Section 3.2(a), (b), (c) and (e)
above exceed the Cash Purchase Price.

     3.3 Retained Liabilities. Except as specifically set forth in Section 3.2,
Whitesell shall not assume any Liabilities of the Business (the "Retained
Liabilities"), including:

         (a) any Liability that arises out of the transactions contemplated by this Agreement or results from any breach or default by Fansteel under this
Agreement or any agreement, certificate or other document or instrument that may be executed or delivered in connection with this Agreement or the transactions contemplated hereby, or any Liability where the existence, imposition, nature or extent of such Liability gives rise to or constitutes a breach or default by
Fansteel under this Agreement or any other agreement, certificate or other document or instrument that may be executed or delivered in connection with this
Agreement or the transactions contemplated hereby;

         (b) any Liability directly or indirectly relating to the Excluded
Assets, including payables under agreements not part of the Purchased Contracts;

         (c) any Liability relating to any violation of any Law by the Business or any employee or agent of the Business that arises out of or results from any act, omission, occurrence or state of facts prior to the Closing;

         (d) any Liability or inter-company or intra-corporate payable owed to
Fansteel or any Affiliate of Fansteel prior to the Closing;

         (e) any Liability relating to any claims under worker's compensation laws, other worker claims, assessments, or fines arising from any act, omission, occurrence or state of facts prior to the Closing;

         (f) any Liability relating to any claim arising from any plating line accidents occurring prior to the Closing;

         (g) any commission, fee or claim of any Person employed or retained or claiming to be employed or retained by Fansteel to bring about, or to represent it in, the transactions contemplated hereby;

         (h) any Liability or obligation relating to any federal, state, local or foreign income tax of Fansteel, including any interest or penalties related thereto and any liability for deferred income taxes of any nature, and any
Liability for any other Taxes related to the Business, the Washington Division, the Washington Facility, or the Purchased Assets which arise from any conditions, actions, events, or incidents which occurred prior to the Closing
(other than the Assumed Taxes);

         (i) Liabilities arising from product liability claims or warranty claims for products manufactured or sold by Fansteel before the Closing Date;

         (j) any Funded Indebtedness of the Business prior to the Closing;

         (k) to the extent that a Secured Claim Asset does not constitute a
Purchased Asset, the Secured Claim Obligation related to such Secured Claim
Asset;

         (l) Liabilities which arose or may arise from any conditions, actions, events, or incidents which occurred prior to the Closing in connection with violations of or liability under Environmental Laws;

         (m) Liabilities or debts owed to any sales representatives, agents, or independent contractors (other than the Third Party suppliers referred to in
Section 2.1(h)), whether in oral or written agreements, other than those included in the Limited Assumed Liabilities under Section 3.2;

         (n) the COBRA liabilities specified to be borne by Fansteel as specifically set forth in Section 7.1; and

                                       10

         (o) any other Liabilities of any kind or nature whether now in existence or hereafter arising, known or unknown by Fansteel, that are not assumed by Whitesell in the Limited Assumed Liabilities under Section 3.2, including, without limitation, the excess of (i) the aggregate value (as finally determined pursuant to Section 3.1.5) of the Limited Assumed Liabilities
referred to in Section 3.2(a), (b), (c) and (e) above over (ii) the Cash
Purchase Price (as finally determined pursuant to Section 3.1.5) (it being agreed that such excess shall treated as a reduction of like amount of the
Limited Assumed Liabilities (before giving effect to this provision), with such reduction to be allocated among the individual Liabilities comprising the
Limited Assumed Liabilities in a manner agreed upon by Fansteel and Whitesell promptly after the final determination of the Cash Purchase Price).

     3.4 No Expansion of Third-Party Rights. The (i) assumption by Whitesell of the Limited Assumed Liabilities, (ii) transfer thereof by Fansteel and (iii)
limitations in the description of Retained Liabilities in Section 3.3, shall in no way expand the rights or remedies of any Third Party against Whitesell or
Fansteel as compared to the rights and remedies which such Third Party would have had against Fansteel had Whitesell not assumed such liabilities. Without limiting the generality of the preceding sentence, the assumption by Whitesell of the Limited Assumed Liabilities shall not create any third-party beneficiary rights.

     3.5 Allocation of the Purchase Price among the Purchased Assets. The
Purchase Price shall be allocated among each item or class of the Purchased
Assets as specifically agreed to by the parties and set forth on Schedule 3.5
(which Schedule shall be delivered to Whitesell by Fansteel on or prior to the
Closing Date). Fansteel and Whitesell agree that this allocation shall be used on Form 8594 and any other notice or filing required pursuant to Section 1060 of the Code.

     3.6 Taxes. Whitesell agrees that it shall pay all sales, transfer, document recording tax, stamp tax, and other similar taxes, if any, required to be paid by reason of the sale of the Purchased Assets to Whitesell hereunder, based upon the allocation provided for in Section 3.5.

                                   ARTICLE IV

               CLOSING; CLOSING CONDITIONS; PRE-CLOSING COVENANTS
               --------------------------------------------------

     4.1 Time and Place of the Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall be effective at 11:59 p.m.,
Washington, Iowa time, on December 31, 2004 (such date, the "Closing Date"), provided that all of the conditions to precedent set forth in Section 4.5 and
4.6 shall have been satisfied or waived by the close of business on December 30,
2004. In lieu of the consummation of the Closing on an in-person basis by duly authorized representatives of the parties, the parties hereto may consummate the
Closing by facsimile transmission between them of the requisite documents, to be followed by overnight delivery of originals of said documents, and by wire transfer of the requisite immediately available funds specified herein to be delivered on the Closing Date no later than the time specified herein for such delivery.

                                       11

     4.2 Closing Transactions. Subject to the conditions set forth in this
Agreement, the Parties shall consummate the following transactions at the
Closing (or, in the case of subsection (c) below, at the time specified therein):

         (a) Fansteel shall deliver to Whitesell executed bills of sale for the
Purchased Assets to be sold by Fansteel hereunder (in form and substance reasonably satisfactory to Whitesell) no later than 9:00 a.m., Washington, Iowa, time, on the Closing Date;

         (b) Whitesell shall deliver to Fansteel executed assumption agreements to effect the assumption by Whitesell of the Limited Assumed Liabilities (in
form and substance reasonably satisfactory to Fansteel);

         (c) Whitesell shall deliver the Estimated Cash Purchase Price, less the
Cash Holdback, by wire transfer (which shall be initiated by Whitesell no later than 10:00 a.m., Washington, Iowa, time, on the Closing Date) of immediately available funds in accordance with the Fansteel Payment Instructions, on the
Closing Date (such payment, made on the Closing Date and initiated no later than the time on the Closing Date specified above, the "Required Closing Payment");

         (d) Fansteel and Whitesell shall deliver to each other executed counterpart signature pages to the Washington Facility Lease; and

         (e) Fansteel and Whitesell, as applicable, shall deliver the certificates and other documents and instruments required to be delivered by or on behalf of such Party under this Article IV.

     4.3 Fansteel's Closing Deliveries. Subject to and conditioned upon the
Closing, at or prior to the Closing, Fansteel shall have delivered to Whitesell all of the following:

         (a) a certificate of the Secretary of State of Delaware (and each other state in which Fansteel is qualified to conduct the Business) providing that
Fansteel is in good standing;

         (b) copies of all third-party and governmental consents, approvals, filings, waivers, releases and terminations that are required to be obtained by
Fansteel pursuant to the terms and conditions of this Agreement;

         (c) such certificates, documents or instruments as Whitesell may reasonably request (in form and substance reasonably acceptable to Whitesell) to effect the transactions contemplated hereby;

         (d) a certificate of Fansteel certifying that the conditions to Closing set forth in Sections 4.5(a) and 4.5(b) have been satisfied; and

         (e) Fansteel shall have delivered evidence (including payoff letters, releases of liens and/or UCC-3 statements), reasonably satisfactory to
Whitesell, showing that all Liens on the Purchased Assets (including the Liens
Being Paid Off) have been or will be

                                       12

released on the Closing Date (other than (x) Permitted Liens and (y) to the extent Secured Claim Assets constitute Purchased Assets, the related Secured
Claim Liens (if any)).

     4.4 Whitesell's Closing Deliveries. Subject to and conditioned upon the
Closing, at or prior to the Closing, Whitesell shall have delivered to Fansteel all of the following:

         (a) a certificate of the Secretary of State of the State of Alabama
providing that Whitesell is in good standing;

         (b) copies of all third-party and governmental consents, approvals, filings, waivers, releases and terminations that are required to be obtained by
Whitesell pursuant to the terms and conditions of this Agreement;

         (c) such certificates, documents or instruments as Fansteel may reasonably request to effect the transactions contemplated hereby;

         (d) certified copies of the resolutions of Whitesell's board of directors approving the transactions contemplated by this Agreement; and

         (e) a certificate of Whitesell certifying that the conditions to
Closing set forth in Sections 4.6(a) and (b) have been satisfied.

     4.5 Conditions to Whitesell's Obligations. The obligation of Whitesell to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions as of the Closing:

         (a) The representations and warranties set forth in Article V hereof shall be true and correct in all material respects both on the date hereof and as of the Closing (with the same effect as if made as of the Closing) (except where any such representation and warranty speaks by its terms as of a different date, in which case it shall be true and correct in all material respects as of such date).

         (b) Fansteel shall have performed and complied in all material respects with all of the covenants and agreements required to be performed by it under this Agreement on or prior to the Closing.

         (c) The purchase of Purchased Assets (and the assumption of the Limited
Assumed Liabilities) by the parties hereunder shall not be prohibited by any applicable Law or Governmental Body.

         (d) No preliminary or permanent injunction issued by any court of competent jurisdiction (or order of, or notice from, any Governmental Body)
restraining or prohibiting the transactions hereby shall have been issued and be in effect.

     Any condition specified in this Section 4.5 may be waived by Whitesell;
provided that (i) no such waiver shall be effective against Whitesell unless it is set forth in a writing executed by Whitesell and (ii) such waiver shall be deemed to include a waiver by Whitesell of

                                       13

any breach of any representation and warranty or covenant of Fansteel that was the basis, in whole or in part, for the non-satisfaction of such condition.

     4.6 Conditions to Fansteel's Obligation. The obligation of Fansteel to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions as of the Closing:

         (a) The representations and warranties set forth in Article VI hereof shall be true and correct in all material respects both on the date hereof and as of the Closing (with the same effect as if made as of the Closing)
     (except where any such representation and warranty speaks by its terms as of a different date, in which case it shall be true and correct in all material respects as of such date).

               (a) Whitesell shall have performed and complied in all material respects with all of the covenants and agreements required to be performed by it under this Agreement on or prior to the Closing.

               (b) The sale of the Purchased Assets (and the assumption of the
Limited Assumed Liabilities) by the parties hereunder shall not be prohibited by any applicable Law or Governmental Body.

               (c) No preliminary or permanent injunction issued by any court of competent jurisdiction (or order of, or notice from, any Governmental Body)
restraining or prohibiting the transactions hereby shall have been issued and be in effect.

     Any condition specified in this Section 4.6 may be waived by Fansteel;
provided that (i) no such waiver shall be effective against Fansteel unless it is set forth in a writing executed by Fansteel and (ii) such waiver shall be deemed to include a waiver by Fansteel of any breach of any representation and warranty or covenant of Whitesell that was the basis, in whole or in part, for the non-satisfaction of such condition.

     4.7 Affirmative Covenants of Fansteel. Prior to the Closing, unless
Whitesell otherwise agrees in writing and except as expressly contemplated by this Agreement, Fansteel shall:

         (a) conduct the business and operations of the Business only in the ordinary course of business, consistent with past practice;

         (b) maintain the books, accounts and records of the Business and the
Purchased Assets in accordance with past custom and practice;

         (c) promptly (once it obtains knowledge thereof) inform Whitesell in writing of any material variances from the representations and warranties contained in Article V hereof or any breach of any covenant hereunder by
Fansteel;

         (d) cooperate with Whitesell and use commercially reasonable best efforts to cause the conditions to Whitesell's obligation to close the transactions contemplated hereby to be satisfied; and

                                       14

         (e) promptly make all filings and submissions, and obtain all consents, including those set forth on Schedule 4.7(e), necessary to consummate the transactions contemplated by this Agreement, and promptly provide Whitesell with copies of all correspondence, filings, or communications between Fansteel or its representatives and any governmental agency or authority or members of their staffs with respect to such filings and submissions.

     4.8 Negative Covenants of Fansteel. Prior to the Closing, unless Whitesell otherwise agrees in writing and except as expressly contemplated by this
Agreement, Fansteel shall not:

         (a) make or grant any increase in the compensation of any employee of the Business (other than in the ordinary course of business consistent with past practice) or make or grant any increase in any incentive arrangement or other benefit covering any of the employees of the Business;

         (b) enter into, or amend, terminate or otherwise modify, any Purchased
Contract, other than in the ordinary course of business consistent with past practice; or

         (c) dispose of any Machinery and Equipment, other than in the ordinary course of business consistent with past practice.

     4.9 Covenants of Whitesell. Prior to the Closing, Whitesell shall:

         (a) promptly (once it obtains knowledge thereof) inform Fansteel in writing of any variances from the representations and warranties contained in
Article VI or any breach of any covenant hereunder by Whitesell;

         (b) cooperate with Fansteel and use its commercially reasonable best efforts to cause the conditions to Fansteel's obligation to close the transactions contemplated hereby to be satisfied; and

         (c) promptly make all filings and submissions as necessary and advisable to consummate the transactions contemplated by this Agreement, and promptly provide Fansteel with copies of all correspondence, filings, or communications between Whitesell or its representatives and any governmental agency or authority or members of their staffs with respect to such filings and submissions.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------
                                   OF FANSTEEL
                                   -----------

     To induce Whitesell to enter into this Agreement and to consummate the transactions contemplated hereunder, Fansteel makes the following representations and warranties:

                                       15

     5.1 Organization, Power and Authority; Subsidiaries. Fansteel is validly existing and in good standing in the State of Delaware. Fansteel is legally qualified to transact business in each of the jurisdictions in which the
Business is located such as to require that Fansteel be thus qualified other than if such failure to be so qualified would not have a Material Adverse Effect on the Business, and Fansteel is in good standing in each of the jurisdictions in which it is so qualified.

     5.2 Ownership of Purchased Assets. Since June 1, 2004, Fansteel has not,
directly or indirectly, removed (other than for purposes of sale, manufacture or further processing in the ordinary course of Business) any assets from the
Washington Facility that were used or useful in any material respect in operating the Business. As of the date hereof, Fansteel owns the Purchased
Assets free and clear of all Liens, except for (i) the Liens related to Funded
Indebtedness of Fansteel set forth on Schedule 5.2 (the "Liens Being Paid Off"),
(ii) the Permitted Liens, and (iii) the Secured Claim Liens (if any) on the
Secured Claim Assets. As of the Closing, Fansteel will own the Purchased Assets free and clear of all Liens, except for (x) Permitted Liens, (y) Secured Claim
Liens (if any) on the Secured Claim Assets that constitute Purchased Assets, and
(z) the Liens Being Paid Off (which shall be released upon the occurrence of the
Required Closing Payment), and will have the requisite power and authority to sell, transfer, convey and deliver to Whitesell the Purchased Assets, free and clear of any Liens, except for (1) Permitted Liens, (2) Secured Claim Liens (if any) on the Secured Claim Assets that constitute Purchased Assets, and (3) the
Liens Being Paid Off (which shall be released upon the occurrence of the
Required Closing Payment).

     5.3 Intellectual Property Rights. On or before the date hereof, Fansteel has delivered to Whitesell an accurate and complete Schedule 5.3 of all of the material Intellectual Property relating primarily to the products or business of the Business, except for off-the-shelf software and licenses implied in the sale of such software. To Knowledge of Fansteel, (i) Fansteel is the sole and exclusive owner of such proprietary rights and (ii) there are no claims, demands or proceedings pending or threatened to Fansteel that challenge Fansteel's rights with regard thereto.

     5.4 Power, Authority, Execution and Delivery. Fansteel has all requisite corporate power and authority to enter into this Agreement, the Washington
Facility Lease and all other agreements contemplated hereby and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement, the Washington Facility Lease and all other agreements contemplated hereby and thereby and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action of Fansteel. Fansteel has duly executed and delivered this
Agreement, and, upon the Closing, Fansteel shall have duly executed and delivered the Washington Facility Lease. This Agreement is (and, upon the
Closing, the Washington Facility Lease shall be) valid and binding upon
Fansteel, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

     5.5 Absence of Litigation. Other than as set forth on Schedule 5.5, there is no action, suit, or proceeding pending or, to the Knowledge of Fansteel, threatened against or

                                       16

affecting the Business or the Purchased Assets before any court, arbitrator or governmental body, agency or official which could reasonably be expected to have a Material Adverse Effect on the Business.

     5.6 Governmental and Private Party Authorization and Consent. Except as set
forth on Schedule 5.6, (i) the execution, delivery and performance by Fansteel of this Agreement require no action by or in respect of, or filing with, any
Third Party or Governmental Body, and (ii) no consent, approval, waiver or other action by any private party under any contract, agreement, indenture, lease, instrument or other document to which Fansteel is a party or by which Fansteel, the Business or any Purchased Asset is bound is required for the execution, delivery and performance of this Agreement by Fansteel or the consummation of the transactions contemplated hereby.

     5.7 No Conflicts. Except as set forth on Schedule 5.7, neither the execution and delivery of this Agreement or the Washington Facility Lease nor the consummation of the transactions contemplated hereby or thereby will, in any material respect: (i) contravene any provision of the certificate of incorporation or by-laws of Fansteel; (ii) violate or conflict with any federal, state or local law, statute, ordinance, rule, regulation or any decree, writ, injunction, judgment or order of any court or administrative or other governmental body or of any arbitration award which is either applicable to, binding upon or enforceable against Fansteel, the Business or the Purchased
Assets; or (iii) conflict with, result in any breach of or default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under any material mortgage, contract, agreement, lease, license, indenture, will, trust or other instrument that is either binding upon or enforceable against Fansteel, the Business or the Purchased Assets.

     5.8 Compliance with Laws. Except with respect to (i) compliance with Tax
Laws (as to which certain representations and warranties are made pursuant to
Section 5.20), and (ii) compliance with Environmental Laws (as to which certain representations and warranties are made pursuant to Section 5.21), the Business is in compliance in all material respects with all Laws applicable to it. The
Business has not been cited, fined or otherwise notified in writing of any asserted failure to comply with any Laws, the violation of which could reasonably be expected to have a Material Adverse Effect on the Business, and no proceeding with respect to any such violation is now pending or, to the
Knowledge of Fansteel, has been threatened. The Business has not been notified in writing of any liability arising under any Laws, the liability under which could reasonably be expected to have a Material Adverse Effect on the Business, and no proceeding with respect to any such liability is now pending or, to the
Knowledge of Fansteel, has been threatened.

     5.9 Rights of First Refusal and Related Matters. There are no contractual rights of first refusal with respect to the sale of the Purchased Assets hereunder.

     5.10 [Intentionally deleted].

     5.11 Inventory. On or before the date hereof, Fansteel has delivered to
Whitesell a true, correct and complete list of the Inventory as of October 31,
2004. Substantially all of the Inventory consists of items of a quality and quantity which are usable or saleable,

                                       17

without discount and at values at least equal to the values at which the
Inventory is carried on Fansteel's books, in the ordinary course of the
Business.

     5.12 Change in Financial Position. From September 30, 2004, there has been no change in the financial condition of the Business which has had or could reasonably be expected to have a material adverse effect on the financial condition or results of operations of the Business taken as a whole; provided, however, that the Disregarded Circumstances shall be excluded from any determination as to whether such a material adverse effect has occurred.

     5.13 Accounts Receivable. All Receivables (a) arose out of the sales of
Inventory or services in the ordinary course of Business, (b) are not subject to any defenses, counterclaims or offsets other than defenses, counterclaims or offsets arising in the ordinary course of the Business, and (c) have been billed and are generally due within terms in place since September 1, 2004.

     5.14 Contracts and Commitments. (a) Schedule 5.14(a) contains a true, complete, and correct list of the following contracts and agreements, whether written or oral, of the Washington Division which relate to the Business and which are outstanding and in effect as of the date hereof:

         (i) All conditional sale or title retention agreements, personal property leases and lease purchase agreements;

         (ii) All contracts, agreements, commitments, purchase orders (other than merchandise deliveries to customers in the normal course of business upon standard terms) or other understandings or arrangements to which the
     Washington Division is a party or by which any of its assets are bound under which full performance (including payment) has not been rendered by all parties thereto or which may reasonably be expected.

         (iii) All collective bargaining agreements, employment, sales representative, and consulting agreements, non-competition agreements, trust agreements, executive compensation plans, and group life, health and accident insurance and other employee benefit plans, agreements, memoranda of understanding, arrangements or commitments to which the Washington
     Division is a party or by which any of its assets are bound (other than any of the foregoing related solely to (x) any Funded Indebtedness of the
     Business which constitutes a Retained Liability or (y) any employees of
     Fansteel who are not employed primarily in connection with the Business);

         (iv) All employment contracts and letters of intent to current employees, perspective employees or past employees still valid in any way;

         (v) All exclusive dealing, sourcing, agency, distributor, sales representative and similar agreements;

                                       18

         (vi) All contracts, agreements or other understandings or arrangements, whether written or oral, between the Washington Division and any shareholder, employee, officer or director of Fansteel or any its affiliates;

         (vii) All leases (other than for real estate), whether operating, capital or otherwise, under which the Washington Division is lessor or lessee;

         (viii) All contracts, agreements, purchase orders, sales orders, license agreements, and other documents or information relating to past disposal by the Washington Division of waste (whether or not hazardous);

         (ix) All written return policies and product warranties relating to products or goods manufactured or distributed by the Washington Division as the same are currently in effect and all cooperative advertising arrangements and all rebate, discount or allowance arrangements;

         (x) All warranties and guaranties related to any fixtures, equipment or improvements which are included in the Purchased Assets or the Washington
     Facility; and

         (xii) Any professional agreements, contractual service agreements, licensing agreements, covenants not to sue, joint development agreements, franchise agreements, restrictive marketing agreements, non-compete agreements, price restrictions or pricing limiting agreements or controls, and other agreements or contracts with a cost greater than $10,000 per year.

Except as included in the Purchased Contracts and in the Limited Assumed
Liabilities, there are no loan agreements, indentures, mortgages and guaranties to which the Washington Division is a party and by which any of the Purchased
Assets are bound which will not be released as of Closing. Except as set forth on Schedule 5.14(a), there are no contracts or arrangements (formal or informal, written or oral), directly or indirectly, with respect to the Business between the Washington Division, on the one hand, and any Affiliate of Fansteel, on the other hand, that will not be terminated at, or prior to, the Closing.

     (b) Schedule 5.14(b) sets forth a true, correct and complete list of the
Purchased Contracts, whether written or oral, as of the date hereof which are to be assigned by Fansteel and accepted by Whitesell at the Closing. Except as set forth on Schedule 5.14(b):

         (i) Each Purchased Contract is a valid, binding and enforceable agreement of Fansteel, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, and by general principles of equity (whether considered in a proceeding at law or in equity), and, to the Knowledge of Fansteel, no Purchased Contract is
     not a valid, binding and enforceable agreement of any of the other parties thereto;

                                       19

         (ii) Fansteel is not in material breach of, or in material default under, any Purchased Contract (other than past due customer orders of 20 days or less), and no event has occurred which, with the passage of time or giving of notice or both, would constitute such a default, result in a loss of rights under any Purchased Contract (other than as a result of customer orders being past due by 20 days or less) or result in the creation of any
     Lien on the Purchased Assets;

         (iii) Fansteel is not in any material breach or material default under any Purchased Contract (other than past due customer orders of 20 days or less) that would allow the Purchased Contract to be cancelled by the other party.

         (iv) To the Knowledge of Fansteel, (i) there is no existing material breach or material default by any other party to any Purchased Contract, and (ii) no event has occurred which with the passage of time or giving of notice or both would constitute such a default, result in a loss of rights under any Purchased Contract or result in the creation of any Lien on the
     Purchased Assets; and

         (v) There is no commitment under any Purchased Contract with a Third
     Party customer (other than Whitesell and its Affiliates) that requires a fixed price or similar obligation beyond 120 days of Closing.

     (c) Fansteel has delivered to Whitesell (or made available to Whitesell)
true, correct, and complete copies of all of the outstanding written Purchased
Contracts and written summaries of all of the outstanding oral Purchased
Contracts.

     5.15 Employee Relations. (a)

         (i) None of the Washington Division's employees is represented by any labor union or other collective bargaining unit, other than as reflected in the Collective Bargaining Agreement dated June 13, 2002, between Fansteel
     Washington Manufacturing, Inc. and Local Union 359 of the GMP; and

         (ii) There is no pending or, to the Knowledge of Fansteel, threatened, strike, walkout, work stoppage, unfair labor practice complaint or labor organizing campaign or other similar concerted activity with respect to the
     Business.

     (b) Fansteel has provided Whitesell with a true, correct, and complete
Schedule 5.15(b) of the Washington Division's employees, their position, hiring date, and pay rate as of December 1, 2004, and will provide an updated Schedule
5.15(b) as of the Closing (the "Employee List").

     (c) To the Knowledge of Fansteel, (i) no employee of the Washington
Division employed primarily in connection with the Business has been promised employment by an Affiliate of Fansteel following the Closing, and (ii) no employee of the Washington Division primarily in connection with the Business has given oral or written notice to Fansteel of his or her plans to terminate his or her employment with the Washington Division (other than for the purpose of accepting employment with Whitesell following the Closing) or to not seek or accept employment with Whitesell following the Closing.

                                       20

     (d) There are no existing Confidentiality, Non-Disclosure and
Non-Competition Agreements, or other agreements containing such provisions, between Fansteel and the employees of the Washington Division.

     5.16 Absence of Changes. Except (i) as set forth on Schedule 5.16, (ii) for the negotiation, execution, delivery and performance of this Agreement and the agreements contemplated hereby, and (iii) for the solicitation of any consents or waivers required or desirable in connection with the foregoing, since
September 1, 2004, Fansteel has operated the Business in the ordinary course of business and the Washington Division not entered into any transaction which is not in the usual and ordinary course of the Business. Without limiting the generality of the foregoing, Fansteel has not:

     (a) Mortgaged, pledged or subjected to any Lien any of the Purchased Assets or the Business;

     (b) Sold or purchased, assigned or transferred any of Intellectual Property of the Washington Division (including Intellectual Property Contracts) related solely to the Business or any other Purchased Assets outside the ordinary course of the Business, except for excess and obsolete Inventory or equipment sold as scrap to parties other than customers and competitors of the Business;

     (c) Made any amendment to or terminated any Contract with any Third Party customer or Third Party supplier in connection with the Business or with respect to any Machinery and Equipment (other than any amendments of Contracts with
Third Party customers that have extended the due dates for deliveries thereunder to due dates that are not beyond the 120-day anniversary of the Closing Date), or taken any action or omitted to take any action which would cause the breach or permit the termination of any such Contract prior to expiry (other than such actions or omissions whereby the Company has failed any due dates under any such
Contract that is a Customer Contract by not more than 20 days in the Ordinary
Course of Business consistent with past practice);

     (d) Suffered any casualty losses or condemnation proceedings in connection with the Business, whether insured or uninsured, and whether or not in the control of the Washington Division, or waived any rights of any material value in respect thereof;

     (e) Authorized or issued recall notices for any products sold or offered by the Business or initiated any safety investigations relating to the Business;

     (f) Except for normal salary and benefits adjustments in the ordinary course of the Business, increased the compensation payable or to become payable by the Washington Division to any of its employees employed primarily in connection with the Business, altered the terms, status, or funding condition of any employee benefit plan applicable to any such employees, or increased any bonus, insurance, pension or other employee benefit plan, payment or arrangement made by it for or with any such employees, or entered into any new collective bargaining agreement with any such employees;

                                       21

     (g) Entered into any joint venture or partnership agreement in connection with the Business, or any other similar agreement for conducting the Business;
or

     (h) Failed in any material respect to use commercially reasonable efforts to (i) keep in service the officers and key employees of the Business, or (ii)
preserve the goodwill of the customers, suppliers and others having business relations with it as to the Business.

     5.17 Customers. Except as set forth on Schedule 5.17, the Washington
Division is not a party to any requirements contract relating to the sale of inventory, finished goods or other property primarily used in conducting the
Business. Except as set forth on Schedule 5.17, since September 1, 2004, through the date hereof, none of the Business' customers who accounted for more than 10%
of sales during the twelve-month period ended October 31, 2004, has notified the
Washington Division that it intends to discontinue its business relationship with the Washington Division.

     5.18 Suppliers. Schedule 5.18 sets forth a true, correct and complete list of the names of suppliers to the Business ("Suppliers") who accounted for more than $75,000 of purchases by the Business during the twelve-month period ended
September 1, 2004. The Washington Division is not a party to any requirements contract relating to the purchase of inventory, finished goods or other property primarily used in conducting the Business. Except as set forth on Schedule 5.18, since September 1, 2004, no Supplier listed on Schedule 5.18 has notified the
Washington Division that it intends to discontinue its business relationship with the Washington Division.

     5.19 Employee Benefit Plans. (a) No ERISA Affiliate has directly or indirectly acted in any manner or incurred any obligation or liability, and will not directly or indirectly act in any manner in the future or incur any obligation or liability in the future with respect to any Benefit Plan which has given rise to, or could reasonably likely give rise to, any liens on any of the
Purchased Assets, or which could be reasonably likely to result in any liability or obligation to Whitesell, whether arising out of establishing, operating, administering, or terminating such Benefit Plans or the transactions contemplated by this Agreement.

     (b) Fansteel has provided Whitesell with copies of all Benefit Plans that
Fansteel, directly or indirectly, sponsored, maintained, or contributed to immediately prior to the Closing covering employees of the Business, all amendments thereto, and all summary plan descriptions.

     (c) Each Benefit Plan complies substantially with the requirements of the
Code and ERISA and has been administered in substantial compliance with the Code and ERISA.

     (d) Except as may be disclosed on Schedule 5.19:

         (i) none of the assets comprising the Business which is to be acquired by Whitesell pursuant to this Agreement is subject to any lien under Code section 401(a)(29), ERISA Section 302(f), or Code section 412(n), ERISA
     Section 4068 or arising out of any action filed under ERISA Section
     4301(b).

                                       22

         (ii) neither Fansteel nor any ERISA Affiliate has incurred any liability which could subject Whitesell or the Purchased Assets to liability under Section 4062, 4063, 4064 or 4069 of ERISA.

         (iii) neither Fansteel nor any ERISA Affiliate, while an ERISA
     Affiliate, has incurred any withdrawal liability, within the meaning of
     Section 4201 of ERISA, or any contingent withdrawal liability under Section
     4204 of ERISA, to any multiemployer pension plan, which liability has not been fully paid as of the date hereof. All contributions which Fansteel or any ERISA Affiliate are required to have made to any such multiemployer plan have been timely made in all material respects.

     5.20 Taxes. There are no sales, transfer, document recording tax, stamp tax, or other similar taxes, if any, required to be paid by reason of the sale of the Purchased Assets to Whitesell hereunder, except for vehicle transfer or use taxes which may be owed as a result of any vehicles included within the
Purchased Assets. Fansteel has withheld and timely paid all Taxes required to have been withheld and paid related to the Washington Division and has complied with all applicable Tax information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any third party, independent contractor, creditor, shareholder, and/or employee with respect to the Business.
There are no ongoing disputes or claims to which Fansteel is a party concerning any liability for Taxes with respect to the Business, and no such claims have been asserted or, to the Knowledge of Fansteel, threatened in writing against
Fansteel.

     5.21 Environmental Laws. (a) Except as set forth on Schedule 5.21, there are not currently any activities on or at the Washington Facility involving, directly or indirectly, the use, generation, Treatment, Storage or Disposal of any Hazardous Substances (i) under or in the land at the facility, whether contained in soil, tanks, sumps, ponds, lagoons, barrels, can or other containments, structures or equipment or (ii) used in connection with any operation on, in or at the Washington Facility, which in either case, is in violation of Environmental Laws or gives rise to "Corrective Action"
requirements (as the term "Corrective Action" is defined in and under RCRA and under the Iowa state equivalent) and that would have a Material Adverse Effect.

         (b) Except as set forth in Schedule 5.21, there have been no Releases or threatened Releases by Fansteel of any Hazardous Substances at or from the Washington Facility, and there has been no Treatment, Storage or
     Disposal of any Hazardous Substances by Fansteel at the Washington
     Facility, which, in either case, is in violation of Environmental Laws or has resulted in a liability under Environmental Laws that would have a
     Material Adverse Effect.

         (c) To the Knowledge of Fansteel, except as set forth in Schedule 5.21, there are no Hazardous Substances located in or on the Washington Facility, including any groundwater or surface waters thereon, in violation of
     Environmental Laws or which has resulted in a liability under Environmental
     Laws that would have a Material Adverse Effect.

                                       23

         (d) Except as set forth in Schedule 5.21, the Washington Facility is now and has since December 31, 2003, been in material compliance with all
     Environmental Laws, and, to the Knowledge of Fansteel, the Washington
     Facility has all approvals, consents, licenses, permits, registrations and orders required by Environmental Laws. Except as set forth in Schedule
     5.21, to the Knowledge of Fansteel, there is no pending environmental litigation, enforcement actions, administrative orders, environmental liens or notices of violation brought under any Environmental Laws concerning the
     Washington Facility and Fansteel has no Knowledge of any threatened litigation, enforcement actions, administrative orders or notices of violation.

         (e) Except as set forth in Schedule 5.21, Fansteel has not received any written requests for information, notice of claim, demand or other notification that it may be potentially responsible for any threatened or actual Release of Hazardous Substances at or from the Washington Facility.
     Fansteel has not received any notice that, with respect to any location to which the Washington Facility has sent Hazardous Substances, it is a potentially responsible party subject to federal, state or local enforcement actions or other investigations which may lead to claims against Fansteel or the Washington Facility for the cost of Remediation or for personal injury claims.

     5.22 Product Liability. To the Knowledge of Fansteel, no defect or deficiency exists in any of the products manufactured or sold by Fansteel, or in any Finished Goods Items, that could give rise to any liabilities or claims for breach of warranty, product liability or other similar liabilities or claims which, individually or in the aggregate, could reasonably be expected to have a
Material Adverse Effect.

     5.23 Union Contract. Fansteel has delivered a true, correct and complete copy of the Washington CBA, as in effect on the date hereof, to Whitesell.

     5.24 Disclaimer of Other Representations and Warranties. (a) Fansteel does not make, and has not made, any representations or warranties relating to
Fansteel, the Purchased Assets or the Business, or the operations of Fansteel or the Business or otherwise in connection with the transactions contemplated hereby other than those expressly set forth herein. Except for those representations and warranties expressly stated herein, no Person has been authorized by Fansteel or the Business to make any representation or warranty relating to Fansteel or the Business or otherwise in connection with the transactions contemplated hereby and, if made, such representation or warranty must not be relied upon as having been authorized by Fansteel.

         (b) The parties hereto agree that, notwithstanding anything to the contrary contained in this Agreement or in any of the Schedules provided to
Whitesell, that (i) any information disclosed in one Schedule shall be deemed to be disclosed in all Schedules but only when it is reasonably likely that such multiple disclosures are deemed to be disclosed in such other Schedules; (ii)
certain information set forth in the Schedules is included solely for informational purposes and may not be required to be disclosed pursuant to this
Agreement; and (iii) the disclosure of any information shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and

                                       24

warranties made by Fansteel in this Agreement or that it is material, nor shall such information be deemed to establish a standard of materiality.

                                   ARTICLE VI

                   REPRESENTATIONS AND WARRANTIES OF WHITESELL
                   -------------------------------------------

     To induce Fansteel to enter into this Agreement and to consummate the transactions contemplated hereunder, Whitesell makes the following representations and warranties:

     6.1 Organization, Power and Authority. Whitesell is, and will be at
Closing, a corporation validly existing and in good standing under the laws of the State of Alabama, and has all requisite corporate power and authority to enter into this Agreement, the Washington Facility Lease and all other agreements contemplated hereby and thereby and to perform its obligations hereunder and thereunder. Whitesell has delivered, or will deliver prior to
Closing, true and correct copies of its certificate of incorporation and bylaws to Fansteel. Such certificate of incorporation and bylaws will be in full force and effect as of the Closing without amendment.

     6.2 Due Authorization; Binding Obligation; No Conflicts.

         (a) The execution, delivery and performance of this Agreement, the
Washington Facility Lease and all other agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action of Whitesell. This Agreement has been duly executed and delivered by Whitesell, and, upon the Closing, the
Washington Facility Lease shall have been duly executed and delivered by
Whitesell. This Agreement is (and, upon the Closing, the Washington Facility
Lease shall be) a valid and binding obligation of Whitesell, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

         (b) Neither the execution and delivery of this Agreement or the
Washington Facility Lease nor the consummation of the transactions contemplated hereby or thereby will, in any material respect: (i) contravene any provision of the certificate of incorporation or bylaws of Whitesell; (ii) violate or conflict with any federal, state or local law, statute, ordinance, rule, regulation or any decree, writ, injunction, judgment or order of any court or administrative or other governmental body or of any arbitration award which is either applicable to, binding upon or enforceable against Whitesell; or (iii)
conflict with, result in any breach of or default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under any material mortgage, contract, agreement, lease, license, indenture, will, trust or other instrument which is either binding upon or enforceable against
Whitesell.

     6.3 Litigation. There are no actions, suits, claims, governmental investigations, or arbitration proceedings pending or, to the knowledge of
Whitesell, threatened against or affecting Whitesell which question the validity or enforceability of this Agreement, the Washington

                                       25

Facility Lease, or any action contemplated herein or therein, and there is no basis for any of the foregoing. There are no outstanding orders, decrees or stipulations issued by any federal, state, local or foreign judicial or administrative authority in any proceeding to which Whitesell is or was a party which question the validity or enforceability of this Agreement, the Washington
Facility Lease, or any action contemplated herein or therein, and there is no basis for any of the foregoing.

     6.4 Financial Performance. Whitesell has sufficient financial resources to perform in a timely manner all of its obligations under this Agreement.

     6.5 Disclaimer of Other Representations and Warranties. Whitesell does not make, and has not made, any representations or warranties relating to Whitesell or otherwise in connection with the transactions contemplated hereby other than those expressly set forth herein. Except for those representations and warranties expressly stated herein, no Person has been authorized by Whitesell to make any representation or warranty relating to Whitesell or otherwise in connection with the transactions contemplated hereby and, if made, such representation or warranty must not be relied upon as having been authorized by
Whitesell.

                                  ARTICLE VII

                        CERTAIN ACTIONS AFTER THE CLOSING
                        ---------------------------------

     7.1 Employees of the Business. (a) On or before the Closing Date, Whitesell shall offer employment, commencing as of the Closing (as defined in Section
4.1), to each employee of Fansteel employed primarily connection with the
Business, as listed on the Employee List (whether salaried or hourly, union or non-union and full time or part time, including the three employees not currently active, with two on short-term disability leave and one on leave under the Family Medical Leave Act, but excluding employees on long-term disability), on substantially the same terms and for the same rate of pay to which they are entitled to on the date hereof and shall provide the same retirement plans offered by Whitesell to its newly hired employees (provided, however,
Whitesell's plans shall give such employees credit for service under the retirement plans of the Washington Division for eligibility and vesting purposes), at which time Fansteel will no longer employ each of those identified employees. For purposes of this Section 7.1, references to "pay" shall include base pay plus any commission, bonus or incentive pay. Whitesell shall offer such employees health and other welfare benefits which in the aggregate are consistent with benefits offered by the Washington Division or at least as favorable in terms of coverage, cost or otherwise as the comparable health and welfare benefits offered by Whitesell to its other employees. Such employees and their dependents shall receive credit under health and welfare plans for deductibles paid by them for the plan year and the health and welfare plans of
Whitesell shall not contain any "pre-existing conditions" exclusions or limitations or "actively at work" requirement. Fansteel agrees not to discourage any employees of the Washington Division involved in the operation of the
Business who are not otherwise involved in the other businesses of Fansteel from accepting employment with Whitesell. Notwithstanding any provision contained to the contrary, employees covered by the Washington CBA shall be subject to the terms and conditions of employment contained in the Washington CBA which shall be assumed by Whitesell.

                                       26

         (b) After the execution and delivery of this Agreement, but before the occurrence of the Closing, Whitesell may request that certain of the employees of Fansteel listed on Exhibit A who have specific knowledge of the Washington
Division's products, manufacturing practices, customers or other know how sign confidentiality agreements, in the form attached hereto as Exhibit B, effective as of the Closing. The execution of a confidentiality or non-compete agreement by any employee of Fansteel to whom Whitesell is required to offer employment pursuant to Section 7.1(a) shall not be a condition of the employment of such individual by Whitesell commencing as of the Closing.

         (c) Whitesell shall provide continuation coverage pursuant to Section
4980B of the Code and Part 6 of Title I of ERISA enacted as part of the COBRA under a health and welfare benefit plan of Whitesell or a member of Whitesell's
"buying group" (as defined in Treas. Reg. Section 4980B-9, Q&A-3(b)) to all employees who become employed by Whitesell pursuant to Section 7.1(a). Fansteel shall provide continuation coverage pursuant to Section 4980B of the Code and
COBRA with respect to all other employees associated with the Purchased Assets whose "qualifying event" under COBRA occurred prior to the offer made to employees pursuant to Section 7.1(a).

         (d) Fansteel shall be responsible to provide any required notices under
WARN to the appropriate parties , and shall be responsible for any payments or benefits to affected employees of the Business and penalties or fines resulting from failure to comply with WARN, with respect to any terminations by Fansteel, occurring as of the Closing, of any employees of the Business who did not accept employment with Whitesell commencing as of the Closing; provided that, in the case of any such termination after the Closing, Whitesell has satisfied its obligation to offer employment to such individuals pursuant to Section 7.1(a)
and the terms and conditions of such offered employment are substantially similar to the terms and conditions of the current employment of such individuals by the Washington Division.

         (f) Whitesell shall be responsible to provide any required notices under WARN to the appropriate parties, and shall be responsible for any payments or benefits to affected employees and penalties or fines resulting from failure to comply with WARN, with respect to (i) any terminations by Whitesell, occurring after the Closing, of any employees of the Business who accepted employment with Whitesell commencing as of the Closing and (ii) any terminations by Fansteel, occurring as of the Closing, of any employees of the Business who did not accept employment with Whitesell commencing as of the Closing (but only if (x) Whitesell did not satisfy its obligation to offer employment to such individuals pursuant to Section 7.1(a) or (y) the terms and conditions of such offered employment were not substantially similar to the terms and conditions of the current employment of such individuals by the Washington Division).

     7.2 Books and Records. Unless otherwise consented to in writing by
Fansteel, Whitesell will not, for a period of seven years following the Closing
Date, destroy, alter or otherwise dispose of any of the Records without first using commercially reasonable efforts to offer to surrender to Fansteel such
Records (or any portion thereof) which Fansteel may intend to destroy, alter or dispose. Whitesell will allow Fansteel and its representatives, attorneys and accountants reasonable access to such Records, upon reasonable request for access during such Party's normal business hours, for the purpose of examining and copying the same in connection

                                       27

with any matter whether or not related to or arising out of this Agreement or the transactions contemplated hereby.

     7.3 Postal Addresses, Lock Boxes, Telephone Numbers and Continuing Business
Issues. From and after the Closing, Fansteel and Whitesell will cooperate to transfer to Whitesell any business addresses, lock boxes, telephone numbers,
e-mail addresses, Web sites and other communication vehicles used solely by the
Business prior to the Closing.

     7.4 Retained Mark. From and after the Closing, Fansteel will surrender the
Retained Mark (to the extent that it refers to "Washington Manufacturing") for cancellation.

                                  ARTICLE VIII

                                   TERMINATION
                                   -----------

     8.1 Termination. This Agreement may be terminated at any time prior to the
Closing:

         (a) by mutual written consent of Fansteel or Whitesell;

         (b) by Fansteel or Whitesell if (i) there has been a misrepresentation or breach on the part of the other Party of the representations, warranties or covenants of such other Party set forth in this Agreement and a failure to cure within ten Business Days after the receipt by such other Party of reasonable notice thereof from such terminating Party or (ii) events have occurred which have made it impossible to satisfy a condition precedent to the terminating
Party's obligations to consummate the transactions contemplated hereby (unless such terminating Party's willful or knowing breach of this Agreement has caused the condition to be unsatisfied);

         (c) by Fansteel or Whitesell, if the Closing has not occurred on or prior to December 31, 2004.

     8.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no Liability on the part of any Party to any other Party under this
Agreement.

                                   ARTICLE IX

                              ACCESS TO INFORMATION
                              ---------------------

     9.1 Cooperation. Until the Closing, Fansteel shall cooperate with Whitesell in providing any information reasonably requested by Whitesell for its evaluation of the Business and the Purchased Assets, including the Washington
Facility. Until the Closing, Fansteel shall permit Whitesell and its agents reasonable access during business hours to the Records and such other information reasonably requested by Whitesell that relate to the Business or the
Purchased Assets, including the Washington Facility.

                                       28

     9.2 Access. During the period from the date of execution of this Agreement until the Closing, Fansteel shall permit Whitesell and its representatives to have reasonable access, during regular business hours and upon reasonable advance notice, to the properties, officers and employees of the Washington
Division used or involved in the operation of the Business (and Fansteel shall use its commercially reasonable efforts to cause its outside independent accountants to be available to Whitesell on the same basis), provided that such access does not materially interfere with the normal business operations of the
Washington Division.

     9.3 Confidential Treatment. All information provided or obtained pursuant to Sections 9.1 and 9.2 shall be held by Whitesell in accordance with and subject to the terms of the Confidentiality Agreement, all of the terms of which shall remain in full force and effect notwithstanding the execution and delivery of this Agreement or the termination hereof.

     9.4 Non-compete. (a) For a period of five (5) years after the Closing Date, neither Fansteel, nor any subsidiary of Fansteel, shall compete with the
Business, as conducted by the Washington Division of Fansteel as of the Closing
Date (collectively, the "Existing Business"), through its manufacture, marketing or sale of engineered or custom wire form products and components manufactured or sold by the Existing Business within the Restricted Territory (as defined below) at any time during the five-year period immediately preceding the Closing
Date (the "Products"), or engage in, manage, operate, or acquire any interest in, as a consultant, owner, partner, co-venturer, principal, shareholder, or lender, any business which manufactures or sells the Products in the Restricted
Territory (a "Competitive Business"), except that notwithstanding the foregoing,
Fansteel and its subsidiaries may own, in the aggregate, not more than 2% of the outstanding stock of any class of capital stock or securities of any publicly traded corporation that constitutes a Competitive Business. For purposes of this
Section 9.4, the term "Restricted Territory" shall mean those geographic areas of the world in which any engineered or custom wire form product or component part has been manufactured or sold or offered or promoted for sale by the
Business at any time during the five year period immediately preceding the
Closing Date. For avoidance of doubt, the parties hereto hereby acknowledge and agree that the restrictions set forth in this Section 9.4 shall not apply to any
Affiliate of Fansteel (other than a subsidiary of Fansteel), including any stockholder of Fansteel or any Person which acquires Fansteel (or any subsidiary of Fansteel).

         (b) The Parties agree that the duration, geographic scope and other provisions of the non-competition provision set forth in this Section are reasonable. In the event that any court determines that the duration, the geographic scope or any other provisions are unreasonable and that such provision is to that extent unenforceable, the Parties agree that the provision shall remain in full force and effect for the greatest time period and in the greatest geographic area that would not render it unenforceable. Fansteel agrees that damages are an inadequate remedy for any breach of this provision and that
Whitesell shall, whether or not it is pursuing any potential remedies at law, be entitled to equitable relief in the form of preliminary and permanent injunctions without bond or other security upon any actual or threatened breach of this non-competition provision. If Fansteel or any if its Subsidiaries violates this Section, the duration of this Section automatically shall be extended as against such violating party for a period equal to the period during which such party shall have been in violation of this Section.

                                       29

The covenants contained in this Section are deemed to be material and Whitesell is entering into this Agreement in reliance upon such covenants.

                                   ARTICLE X

                                  MISCELLANEOUS
                                  -------------

     10.1 Survival of Representations and Warranties. The representations, warranties, covenants and agreements of all Parties contained in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and agreements, shall terminate as of the three year anniversary of the Closing
Date, and shall thereafter have no force or effect, except for those covenants and agreements contained herein and therein that by their terms are required to be performed after the Closing Date, provided, however, that (a) the representations and warranties made under Sections 5.4, 5.19, 5.20, the first sentence of 6.1, and Section 6.2(a) shall survive for the period of the applicable statute of limitations for such matters, and (b) the representations and warranties made under Section 5.21 shall survive until the earlier of (i)
the applicable statute of limitations for such matters and (ii) the date (if any) on which the Washington Facility is sold to Whitesell or an Affiliate of
Whitesell.

     10.2 Indemnification.

         (a) Fansteel agrees to indemnify, defend and hold harmless Whitesell and any parent, subsidiary or affiliate thereof and all directors, officers, employees and agents of each of the foregoing (collectively, the
     "Whitesell Indemnified Parties", and, individually, "Whitesell Indemnified
     Party") from and against all Losses, asserted against, imposed upon or incurred by any Whitesell Indemnified Party, directly or indirectly, by reason of or resulting from or relating to any of the following (but in any event excluding the Limited Assumed Liabilities):

               (i) the Retained Liabilities; or

               (ii) misrepresentation or breach of warranty or covenant or agreement of Fansteel made or contained in this Agreement or in any
     Exhibit, Schedule, certificate or other instrument furnished or to be furnished to Whitesell under this Agreement; or

               (iii) failure by Fansteel to comply with any bulk sales or similar laws applicable to the transactions contemplated hereby; or

               (iv) any liability under WARN with respect to the events
     described in Section 7.1(d); or

               (v) any claim for a fee, finders' fee or other commission in connection with the transactions contemplated by this Agreement made by any
     Person employed or retained, or claiming to be employed or retained, by
     Fansteel to bring about, or to represent it in, such transactions.

                                       30

         (b) Whitesell agrees to indemnify, defend and hold harmless Fansteel and any parent, subsidiary or affiliate thereof and all directors, officers, employees and agents of each of the foregoing (collectively, the
     "Fansteel Indemnified Parties", and, individually, a "Fansteel Indemnified
     Party") from and against all Losses, asserted against, imposed upon or incurred by any Fansteel Indemnified Party, directly or indirectly, by reason of or resulting from or relating to any of the following (but in any event excluding the Retained Liabilities):

               (i) The Limited Assumed Liabilities; or

               (ii) Misrepresentation or breach of warranty or covenant or agreement of Whitesell made or contained in this Agreement or in any
     Exhibit, Schedule, certificate or other instrument furnished or to be furnished to Fansteel under this Agreement; or

               (iii) Failure by Whitesell to comply with any bulk sales or similar laws applicable to it with respect to the transactions contemplated hereby; or

               (iv) Failure by Whitesell to pay the sales, transfer or other similar taxes referred to in Section 3.6; or

               (v) any liability under WARN with respect to the events described in Section 7.1(e); or

               (vi) any claim for a fee, finders' fee or other commission in connection with the transactions contemplated by this Agreement made by any
     Person employed or retained, or claiming to be employed or retained, by
     Whitesell to bring about, or to represent it in, such transactions.

         (c) Notwithstanding anything to the contrary set forth herein, (i) the aggregate amount of Losses for which the Whitesell Indemnified Parties shall be entitled to seek indemnification from Fansteel pursuant to Section
     10.2(a)(ii) shall not exceed the amount of the Purchase Price, except that such limitation shall not apply to any Losses resulting from misrepresentations or breaches of warranties made under Section 5.21, and
     (ii) no limitation of liability provided in this Article 10 shall apply to any misrepresentation or breach of warranty contained herein, or any misrepresentation or breach of warranty contained in any certificate or other instrument furnished in connection with this Agreement, in each case if such misrepresentation or breach of warranty involves fraud or intentional misrepresentation by Fansteel.

     10.3 Transaction Expenses. Each Party shall pay its own expenses (including legal and accounting fees) incident to the negotiation and preparation of this
Agreement, the Washington Facility Lease and any other documents prepared in connection therewith, and the consummation of the transactions contemplated herein and therein.

                                       31

     10.4 Amendment and Modification. The Parties may amend, modify and supplement this Agreement in such manner as may be agreed upon by all of them in writing.

     10.5 Entire Agreement. This Agreement and the Washington Facility Lease,
together with the exhibits, certificates, the schedules attached to this
Agreement, the Schedules referenced in this Agreement and delivered to
Whitesell, and the other documents and agreements delivered on the date hereof in connection herewith and therewith, contain the entire agreement of the
Parties with respect to the purchase of the Purchased Assets, Whitesell's assumption of the Limited Assumed Liabilities, Fansteel's retention of the
Retained Liabilities, the lease of the Washington Facility by Fansteel to
Whitesell, and the other transactions contemplated herein and therein, and supersede all prior understandings and agreements (oral or written) of the parties with respect to the subject matter hereof and thereof. Each Party expressly represents and warrants that in entering into this Agreement (and, upon the Closing, into the Washington Facility Lease) it is not relying on any prior representations made by any other Party concerning the terms, conditions or effects of this Agreement or the Washington Facility Lease which terms, conditions or effects are not expressly set forth herein or therein. Any reference herein to this Agreement shall be deemed to include the schedules and exhibits hereto (and the Schedules referenced in this Agreement and delivered to
Whitesell) or to the Washington Facility Lease shall be deemed to include the schedules and exhibits thereto.

     10.6 Execution in Counterpart. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     10.7 Notices. Any notice, consent, approval, request, acknowledgment, other communications or information to be given or made hereunder to any of the
Parties by any other Party shall be in writing and delivered personally or sent by certified mail, postage prepaid, as follows, or by facsimile to the fax number listed below (provided that, for a facsimile, a copy is also sent promptly by U.S. mail, certified mail or overnight delivery service):

                  If to Fansteel, at:

                           Fansteel Inc.
                           One Tantalum Place
                           North Chicago, IL  60064
                           Attn:  Chief Executive Officer
                           Fax:  (847) 689-0307

                           with a copy (which shall not constitute notice) to:

                           Schulte Roth & Zabel LLP
                           919 Third Avenue
                           New York, NY  10022
                           Attn:  Andre Weiss and Jeffrey S. Sabin
                           Fax:  (212) 593-5955

                                       32

                  If to Whitesell, to:

                           R. R. Wiese
                           Whitesell Corporation
                           PO Box 2571
                           2703 E. Avalon Ave.
                           Muscle Shoals, Alabama  35662-2571

                           Fax:  (256) 248-8588

                           with a copy (which shall not constitute notice) to:

                           David Tomlinson
                           Whitesell Corporation
                           PO Box 2571
                           2703 E. Avalon Ave.
                           Muscle Shoals, Alabama  35662-2571

                           Fax:  (256) 248-8588

Any Party may change the address to which notices hereunder are to be sent to it by giving written notice of such change of address in the manner herein provided for giving notice. Any notice delivered personally or by facsimile shall be deemed to have been given on the date it is so delivered, and any notice delivered by registered or certified mail shall be deemed to have been given on the date it is received.

     10.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Iowa without regard to conflicts of laws principles that would cause any state's laws, other than the laws of the
State of Iowa, to apply.

     10.9 Confidentiality; Publicity. Except as may be required by Law (or applicable accounting standards) or as otherwise permitted, required to perform its obligations, or expressly contemplated herein, without the prior consent of each Party, no Party nor any of its Affiliates, agents or representatives, shall
(i) disclose to any Third Party the subject matter or terms of this Agreement or
(ii) issue any press release or other public announcement related to this
Agreement or the transactions contemplated hereby prior to the Closing.

     10.10 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the
Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible.

                                       33

     10.11 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties without the prior consent of the other Parties, except that after the Closing, Whitesell may assign its rights under this Agreement (but, if so, it must also delegate its duties) to any Person who acquires all or substantially all of the assets of
Whitesell or to an Affiliate of such Party.

     10.12 Binding Effect; No Third-Party Beneficiaries. This Agreement shall inure to the benefit of, be binding upon and be enforceable by and against the
Parties and their respective successors and permitted assigns, and, except as expressly set forth in Section 10.2 of this Agreement, nothing herein expressed or implied shall be construed to give any other Person any legal or equitable rights hereunder.

     10.13 Negotiation Representations. Each Party expressly represents and warrants to all other parties hereto that (a) before executing this Agreement, said party has fully informed itself or himself of the terms, contents, conditions and effects of this Agreement; (b) said Party has relied solely and completely upon its or his own judgment in executing this Agreement; (c) said
Party has had the opportunity to seek and has obtained the advice of counsel before executing this Agreement; (d) said Party has acted voluntarily and of its own free will in executing this Agreement; (e) said Party is not acting under duress, whether economic or physical, in executing this Agreement; and (f) this
Agreement is the result of arm's-length negotiations conducted by and among the
Parties and their counsel.

     10.14 Cumulative Remedies. All rights and remedies of each Party are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies; provided, however, that, notwithstanding anything in this Agreement to the contrary, the rights of the parties for indemnification relating to this Agreement or the transactions contemplated hereby shall be strictly limited to those contained in Section 10.2, and except for any additional remedies of the Parties with respect to Section 9.3, 9.4 and 10.9 and except as set forth in Section 3, such indemnification rights shall be the exclusive remedies of the parties (which shall be enforced in accordance with the procedures set forth in Section 10.15) subsequent to the Closing with respect to any matter arising under this Agreement.

     10.15 Dispute Resolution. (a) The Parties will, in the first instance, attempt to settle any and all claims or disputes arising in connection with this
Agreement or the transactions contemplated hereby (other than those arising and to be resolved under Section 3.1.5 or 9.4) by good faith negotiations by senior management of each Party. If the dispute is not resolved by senior management within thirty (30) days after delivery of a written request for such negotiation by either party to the other, either party may make a written demand (the
"Demanding Party") for formal dispute resolution (the "Notice") and specify therein in reasonable detail the nature of the dispute. Within ten (10) days after receiving the Notice, the receiving party (the "Defending Party") shall submit a written response to the Demanding Party. The Notice and the response shall include: (i) a statement of the respective Party's position and a summary of arguments supporting that position; and (ii) the name and title of the executive who will represent that Party and of any other person who will accompany the executive to meetings of the Parties. Within fifteen (15) days after such written notification, the executives (and other named in the Notice
or

                                       34

response) will meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the dispute. All reasonable requests for information made by one Party to the other will be honored promptly. All negotiations pursuant to this Section 10.15 are confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence.

         (g) Any dispute which has not been resolved by the procedure set forth in Section 10.15(a) within forty-five (45) days after the Notice was received shall be settled by binding arbitration in accordance with the
     Commercial Arbitration Rules of the American Arbitration Association ("AAA
     Rules") then in effect, by three independent and impartial arbitrators. In the event of a conflict with the AAA Rules, the provisions of this
     Agreement shall control. The Parties shall each select an arbitrator, who shall mutually select a third independent and impartial arbitrator from a list provided by the American Arbitration Association, who shall preside over the arbitral panel thus constituted. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. 1-16; provided, however, that, in any case, the opportunity to cross-examine any witness will be given to both parties upon request of either party. The place of the arbitration shall be in Detroit, Michigan, U.S.A. The arbitrators may not award non-monetary or equitable relief of any sort. They shall have no power to award punitive damages or any other damages not measured by the prevailing party's actual damages, and the parties expressly waive their right to obtain such damages in arbitration or in any other forum. In no event, even if any other portion of these provisions is held to be invalid or unenforceable, shall the arbitrators have power to make an award or impose a remedy that could not be made or imposed by a court deciding the matter in the same jurisdiction. No discovery will be permitted in connection with the arbitration unless it is expressly authorized by the arbitration panel. All aspects of the arbitration shall be treated as confidential. Neither the parties nor the arbitrators may disclose the existence, content or results of the arbitration, except as necessary to comply with legal or regulatory requirements. Before making any such disclosure, a party shall give written notice to all other parties and shall afford such parties a reasonable opportunity to protect their interests.

         (h) The arbitration award will be final and binding upon both parties, and judgment thereon may be entered in any court having jurisdiction, and application may be made to such court for judicial acceptance of the award and an order of enforcement (or both). The fees, costs and expenses of the arbitrators under this Section 10.15 shall be borne equally by the parties unless otherwise ordered by the arbitrators; and each party shall bear its own attorneys' fees, costs and expenses, provided, however, that the arbitrators shall have the authority to award the reasonable fees, costs and expenses of the Parties' attorneys incurred in connection with an arbitration under this Section in such manner as the arbitrators determine to be equitable.

     10.16 Irrevocable Lock Box Account Instructions. At Closing, Fansteel shall issue written letters, which shall be in form and substance reasonably satisfactory to Whitesell, to the depository institutions at which the lock-box accounts set forth on Schedule 10.16 are located which irrevocably instruct such depository institutions to remit all available funds deposited in

                                       35

such accounts from and after the Closing (and in respect of which reference is made on the books and records of such institutions to the respective lock boxes set forth opposite such accounts on Schedule 10.16), in accordance with such remittance instructions as may be furnished from time to time by Whitesell to such depository institutions.

                            [SIGNATURE PAGE FOLLOWS]

                                       36

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the day and year first above written.

                                            FANSTEEL INC.

                                            By: /s/ Gary L. Tessitore
                                                ---------------------
                                                Gary L. Tessitore
                                                Chief Executive Officer

                                            WHITESELL CORPORATION

                                            By: /s/ R.R. Wiese
                                                --------------
                                                R.R. Wiese
                                                Chief Operating Officer,
                                                Secretary, and Treasurer

         For the purposes of this Agreement, the following terms shall have the following meanings:

         "AAA" shall have the meaning ascribed to such term in Section 10.15(b).

         "Affiliate" of any Person shall mean any Person that controls, is controlled by, or is under common control with such Person. As used herein, the term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or to cause the direction of the management and policies of a Person, whether through ownership of voting securities or other interests, by contract or otherwise.

         "Benefit Plan" means each deferred compensation, pension, profit sharing and retirement plan, each plan, arrangement or policy for the provision of bonuses and/or severance benefits, each "employee benefit plan" (as defined in ERISA Section 3(3)), and each fringe benefit plan (including without limitation, a hospitalization, insurance, stock option or stock purchase plan),
"multiemployer plan" (as defined in ERISA Section 3(37)) that an ERISA Affiliate maintains, contributes to, has liability with respect to, or has an obligation to contribute to or that covers any employee leased by Fansteel or any "leased employee", as defined in Code Section 414(n) with respect to an ERISA Affiliate.

         "Business" shall have the meaning ascribed to such term in the recitals to this Agreement.

         "Business Day" shall mean a day, other than a Saturday or Sunday, on which banks are open for business in New York City, New York or Chicago,
Illinois.

         "Cash Holdback" shall have the meaning ascribed to such term in Section
3.1.4.

         "Cash Purchase Price" shall have the meaning ascribed to such term in
Section 3.1.1.

         "Claims" shall mean any and all rights, claims, credits, allowances, rebates, causes of action, known or unknown, pending or threatened or rights of set-off.

         "Closing" shall have the meaning ascribed to such term in Section 4.1.

         "Closing Date" shall have the meaning ascribed to such term in Section
4.1.

         "Closing Statement" shall have the meaning ascribed to such term in
Section 3.1.5(a).

         "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of
1985, as amended.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Competitive Business" shall have the meaning ascribed to such term in
Section 9.4(a).

         "Confidentiality Agreement" shall mean that certain Confidentiality
Agreement entered into by Fansteel and Whitesell in 2004 in connection with the transactions set forth in this Agreement, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

         "Contracts" shall mean any contract, lease, sublease, capitalized lease, agreement, license, collective bargaining agreement, or binding understanding, arrangement or commitment, including all amendments thereof and supplements thereto.

         "Customer Contracts" shall have the meaning ascribed to such term in
Section 2.1(g).

         "Defending Party" shall have the meaning ascribed to such term in
Section 10.15(a).

         "Demanding Party" shall have the meaning ascribed to such term in
Section 10.15(a).

         "Disposal" means disposal as defined under any Environmental Laws.

         "Disregarded Circumstances" shall have the meaning ascribed to such term in the definition of "Material Adverse Effect".

         "Employee List" shall have the meaning ascribed to such term in Section
5.15(b).

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" means each other person or entity required to be aggregated with Fansteel under Code Section 414(b), (c), (m), or (o).

         "Environmental Laws" means any federal, state or local law, regulation, rule, ordinance, or order pertaining to the protection of the environment and the health and safety of workers or the public, including but not limited to the
Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"),
42 U.S.C. ss.9601 et seq.; the Resource Conservation and Recovery Act ("RCRA"),
42 U.S.C. ss.6901 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C.
ss.1801 et seq. and any other state, federal or local law, regulation, rule, guidance document, ordinance or order, each as in effect on the date hereof, unless otherwise stated herein, which govern:

         (A)   the existence, cleanup, remediation and/or removal of
               contamination on property;

         (B)   the emission or discharge of Hazardous Substances into the environment;

         (C)   the control of hazardous wastes; or

         (D)   the use, generation, transport, treatment, storage, disposal, removal or recovery of Hazardous Substances, including building materials.

         "Estimate Certificate" shall have the meaning ascribed to such term in
Section 3.1.3.

         "Estimated Cash Purchase Price" shall have the meaning ascribed to such term in Section 3.1.3.

         "Excluded Assets" shall have the meaning ascribed to such term in
Section 2.2.

         "Expense Deposit" shall have the meaning ascribed to such term in
Section 3.1.4(a).

         Fansteel Indemnified Parties" shall have the meaning ascribed to such term in Section 10.2.

         "Fansteel Payment Instructions" shall have the meaning ascribed to such term in Section 3.1.4(b).

         "Finished Goods Items" shall have the meaning ascribed to such term in
Section 2.1(d).

         "Funded Indebtedness" shall mean the aggregate amount (including the current portions thereof) of all (i) indebtedness of Fansteel for money borrowed from others and purchase money indebtedness (other than accounts payable in the ordinary course); (ii) indebtedness of the type described in clause (i) above guaranteed, directly or indirectly, in any manner by Fansteel, or in effect guaranteed, directly or indirectly by Fansteel, through an agreement, contingent or otherwise, to supply funds to, or in any other manner invest in, the debtor, or to purchase indebtedness, or to purchase and pay for property if not delivered or pay for services if not performed, primarily for the purpose of enabling the debtor to make payment of the indebtedness or to assure the owners of the indebtedness against loss, but excluding endorsements of checks and other instruments in the ordinary course; (iii) indebtedness of the type described in clause (i) above secured by Fansteel upon property owned by Fansteel, even though Fansteel has not in any manner become liable for the payment of such indebtedness; and (iv) interest expense accrued but unpaid, and all prepayment premiums, on or relating to any of such indebtedness.

         "GAAP" means United States generally accepted accounting principles, applied on a consistent basis.

         "Governmental Body" shall mean (i) any legislative, executive, judicial or administrative unit of any governmental entity (foreign, federal, state or local) or any department, commission, board, independent or other agency
(including the Nuclear Regulatory Commission), bureau, official or other regulatory, administrative or judicial authority thereof, (ii) any self-regulatory organization, agency or commission or (iii) any court or arbitral tribunal.

         "Hazardous Substance" means any waste, pollutant, contaminant, hazardous or toxic substance or waste, special waste, chemical, polychlorinated biphenyls, asbestos, urea formaldehyde foam insulation, flammable substances, explosives, radioactive materials, petroleum, petroleum-based substance or petroleum-derived substance or waste, or other material with respect to which liability or standards of conduct are imposed pursuant to any Environmental
Laws.

         "Independent Accounting Firm" shall mean any independent nationally recognized accounting firm reasonably acceptable to Fansteel and Whitesell.

         "Intellectual Property" shall mean (i) inventions and discoveries, whether patentable or not, all patents, patent applications, together with all patent disclosures, reissuances, continuations, continuations-in-part, divisions, revisions, extensions and reexaminations thereof, trademarks, tradenames, service marks, trade dress, logos, domain names and designs, and other indicia of origin, and all goodwill associated therewith, and all applications, registrations, extensions, modifications and renewals in connection therewith, all published and unpublished works of authorship, whether copyrightable or not, copyrights and copyright applications and all registrations and renewals and all extensions, restorations and reversions thereof, in connection therewith; (ii) all know-how, trade secrets and confidential business information, customer and supplier lists; (iii) all electronic data processing, information, record keeping, communications, telecommunications, account management, inventory management and other computer systems (including all computer programs, software, databases, firmware, hardware and related documentation) and Internet websites and related content;
(iv) all other intangible proprietary rights; and (v) all Contracts related to any of the foregoing ("Intellectual Property Contracts").

         "Intellectual Property Contracts" shall have the meaning ascribed to such term in the definition of "Intellectual Property".

         "Inventory" means the Raw Material Items, the Work-In-Process Items, and the Finished Goods Items.

         "Law" shall mean any national, foreign, federal, state, provincial or local law, statute, ordinance, rule, regulation, code, order, judgment, injunction or decree of any jurisdiction (whether foreign or domestic).

         "Liabilities" shall mean any and all debts, liabilities, commitments and obligations, whether or not fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whether or not required by GAAP to be reflected in financial statements or disclosed in the notes thereto.

         "Liens" shall mean Taxes, liens, mortgages, pledges, security interests, Claims, assessments, restrictions, encumbrances, encroachments and charges of every kind.

         "Liens Being Paid Off" shall have the meaning ascribed to such term in
Section 5.2.

         "Limited Assumed Liabilities" shall have the meaning ascribed to such term in Section 3.2.

         "Losses" shall mean any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities (whether absolute, accrued, contingent or otherwise) and reasonable costs and expenses, including but not limited to, interest, penalties, expert witness fees and expenses, and reasonable attorneys' fees and expenses.

         "Machinery and Equipment" shall have the meaning ascribed to such term in Section 2.1(a).

         "Machinery and Equipment Contracts" shall have the meaning ascribed to such term in Section 2.1(f).

         "Material Adverse Effect" (including "material", "materially", and other such derivations) shall mean, (i) with respect to any Person (other than
Fansteel, the Washington Division or the Business), an adverse effect on the financial condition, assets, prospects, or operations of such Person with a value which exceeds $50,000, individually or in the aggregate, and (ii) with respect to Fansteel, the Washington Division or the Business, an adverse effect on the financial condition, assets, prospects, or operations of the Business with a value which exceeds 50,000, individually or in the aggregate; provided, however, that the following actions or omissions (the "Disregarded
Circumstances") shall be excluded from any determination as to whether a
"Material Adverse Effect" has occurred: (i) any further deterioration, beyond the pace that has at any time been experienced during the 10-month period ended
October 31, 2004, in the net operating income or net operating cash flow of the
Washington Division or the Business (it being understood that, since January 1,
2004, the continued operation of the Business has resulted in net operating losses and negative net operating cash flow, and that there has been an aggregate net operating loss for the Business during the 10-month period ended
October 31, 2004 of approximately $750,000), (ii) any change by Whitesell (or any Affiliate thereof) in its relationship, as a customer, with the Washington
Division which is adverse to the Washington Division or the Business, and (iii)
the taking of any action contemplated by this Agreement and the other agreements contemplated hereby.

         "Notice" shall have the meaning ascribed to such term in Section
10.15(a).

         "Objection Notice" shall have the meaning ascribed to such term in
Section 3.1.5(b).

         "Party" shall mean any party to this Agreement, including Whitesell and
Fansteel.

         "Permitted Liens" shall mean (i) such imperfections of title, easements, encumbrances, or restrictions which in Whitesell's reasonable determination individually or in the aggregate do not impair in any material respect the use, ownership or marketability of the Purchased Assets, (ii) Liens for Taxes (whether federal, state, local or foreign) attributable to any taxable period beginning at or prior to the Closing and not yet due or payable or being contested in good faith and for which adequate reserves have been established and (iii) materialmen's, mechanics', carriers', workmen's, warehousemen's, repairmen's and other like Liens arising in the

ordinary course of business, or deposits to obtain the release of such Liens to the extent reserved on the books of the Business.

         "Person" shall mean any individual, corporation, partnership, firm, association, joint venture, joint stock company, trust, unincorporated organization or other entity, any Governmental Body, or any government or regulatory, administrative or political subdivision or agency, department or instrumentality thereof.

         "Prepaid Expense Items" shall have the meaning ascribed to such term in
Section 2.1(l).

         "Products" shall have the meaning ascribed to such term in Section 9.4.

         "Purchase Price" shall have the meaning ascribed to such term in
Section 3.1.1.

         "Purchased Assets" shall have the meaning ascribed to such term in
Section 2.1.

         "Purchased Contracts" shall have the meaning ascribed to such term in
Section 2.1(m).

         "Purchased Secured Claim Asset" shall have the meaning ascribed to such term in Section 2.1(p).

         "Raw Material Items" shall have the meaning ascribed to such term in
Section 2.1(b).

         "Receivables" shall have the meaning ascribed to such term in Section
2.1(e).

         "Receivables Reserve" shall have the meaning ascribed to such term in
Section 3.1.1.

         "Records" means operating data and records solely of the Business, including customer lists and records, financial, accounting and credit records, correspondence, budgets, product catalogs and advertising materials, and other similar documents and records, but excluding any confidential employment records of the employees of the Washington Division involved in the operation of the
Business.

         "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, placing, discharging, injecting, escaping, leaching, dumping or disposing into the environment, whether intentional or unintentional.

         "Remediation" means environmental tests, studies, investigations, or for remedial work, or for damage to natural resources.

         "Required Closing Payment" shall have the meaning ascribed to such term in Section 4.2.

         "Restricted Territories" shall have the meaning ascribed to such term in Section 9.4.

         "Retained Liabilities" shall have the meaning ascribed to such term in
Section 3.3.

         "Retained Mark" shall have the meaning ascribed to such term in Section
2.2(h).

         "Secured Claim Assets" shall have the meaning ascribed to such term in
Section 2.1(p).

         "Secured Claim Documents" shall mean (i) Stipulation and Agreed Order, among Fansteel, certain of its affiliated debtors, and Tama State Bank d/b/a TSB
Leasing, as approved by order dated November 17, 2003 of the United States
Bankruptcy Court, District of Delaware, with respect to (a) one Single Point Gap
Frame Press (NC1-200(2)/C0420-0066) and (b) one Tonnage Monitor 101432, (ii)
Stipulation and Agreed Order, among Fansteel, certain of its affiliated debtors, and CitiCapital Commercial Corporation (f/k/a Associates Commercial
Corporation), by and through its LCA Division and Citicorp Venture Finance, as approved by order dated February 23, 2004 of the United States Bankruptcy Court,
District of Delaware, with respect to (a) one Ingersoll Rand Air Compressor and related equipment and (b) a TCM lift truck, and (iii) Stipulation and Agreed
Order, among Fansteel, certain of its affiliated debtors, and Fisher-Anderson
LLC, as approved by order dated December 16, 2003, of the United States
Bankruptcy Court, District of Delaware, with respect to certain software and other items.

         "Secured Claim Liens" shall mean the Liens on the Secured Claim Assets securing the performance of the Secured Claim Obligations.

         "Secured Claim Obligations" shall mean the obligations of Fansteel arising under the Secured Claim Documents.

         "Specified FG Value" shall have the meaning ascribed to such term in
Section 3.1.1.

         "Specified WIP Value" shall have the meaning ascribed to such term in
Section 3.1.1.

         "Supplier Contracts" shall have the meaning ascribed to such term in
Section 2.1(g).

         "Suppliers" shall have the meaning ascribed to such term in Section
5.18.

         "Tax" or "Taxes" shall mean any federal, state, local, foreign or other taxes, assessments, duties or charges of any kind whatsoever, including franchise, income, sales, use, ad valorem, gross receipts, value added, profits, license, capital gains, transfer (including stamp duty and stamp duty reserve tax), minimum, alternative minimum, environmental, withholding, payroll, employment, excise, property, customs and occupation taxes, including any interest, fine, penalty or addition thereto, whether disputed or not, and including any Liability for the payment of any of the above amounts as a result of being a member of an affiliated, consolidated, combined, unitary or similar group or as a result of transferee or successor liability.

         "Third Party" shall mean any Person not an Affiliate of the other referenced Person or Persons.

         "Treatment" and "Storage" mean treatment and storage as defined by RCRA and the regulations there under and under any other Environmental Laws.

         "WARN" means the Worker Adjustment and Retraining Notification Act, as
amended.

         "Washington CBA" shall mean the collective bargaining agreement, dated as of June 13, 2002, between Fansteel and The Glass, Molders, Pottery, Plastics and Allied Workers International Union AFL CIO CLC, Local Union 359, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

         "Washington Division" shall have the meaning ascribed to such term in the recitals to this Agreement.

         "Washington Facility" shall mean the real property located at 800 East
7th Street, Washington, Iowa 52353.

         "Washington Facility Lease" shall mean the Lease of the Washington
Facility dated as of the Closing Date, between Fansteel and Whitesell, in the form attached as Exhibit C hereto.

         "Whitesell Indemnified Parties" shall have the meaning ascribed to such term in Section 10.2.

         "Work-In-Process Items" shall have the meaning ascribed to such term in
Section 2.1(b).

                                    Exhibit A

                           List of Specified Employees
                           ---------------------------

                                 (See Attached)

                                    Exhibit B

                        Form of Confidentiality Agreement
                        ---------------------------------

                                 (See Attached)

                                       2

                                    Exhibit C

                        Form of Washington Facility Lease
                        ---------------------------------

                                 (See Attached)

                                       3